EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports Second Quarter 2017 Financial Results and Declares Dividend

HONOLULU, Hawaii July 27, 2017—(Globe Newswire)—First Hawaiian, Inc. (NASDAQ:FHB), (the “Company”) today reported financial results for the quarter ended June 30, 2017.

Second Quarter Highlights

•Net income for the quarter ended June 30, 2017 was $56.9 million, or $0.41 per diluted share, and core net income1 was $57.2 million, or $0.41 per diluted share

•Board of Directors declared a dividend of $0.22 per share

“We are pleased with the bank’s continued strong performance in the second quarter. We had good growth, as loan and deposit balances finished the quarter at record levels, driving total assets to a record $20.4 billion at quarter end,” said Bob Harrison, Chairman and Chief Executive Officer. “Additionally, the local economy remained robust, and our asset quality remained excellent.”

On July 26, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share. The dividend will be payable on September 8, 2017 to stockholders of record at the close of business on August 28, 2017.

Earnings Highlights

Net income for the quarter ended June 30, 2017 was $56.9 million, or $0.41 per diluted share, compared to $56.7 million, or $0.41 per diluted share, for the quarter ended March 31, 2017, and $54.9 million, or $0.39 per diluted share, for the quarter ended June 30, 2016. Core net income for the quarter ended June 30, 2017 was $57.2 million, or $0.41 per diluted share, compared to $57.0 million, or $0.41 per diluted share, for the quarter ended March 31, 2017, and $54.9 million, or $0.39 per diluted share, for the quarter ended June 30, 2016.

Net interest income for the quarter ended June 30, 2017 was $131.3 million, an increase of $1.9 million compared to $129.3 million for the quarter ended March 31, 2017, and an increase of $10.8 million compared to $120.4 million for the quarter ended June 30, 2016. The increase in net interest income compared to the first quarter of 2017 was primarily due to higher average balances and yields on loans, partially offset by lower average balances and yields on investment securities, as well as higher deposit rates. The increase compared to the second quarter of 2016 was due to higher average balances of loans and investment securities and higher earning asset yields, partially offset by higher average deposit balances and rates.

Net interest margin was 3.02%, 3.00% and 2.88% for the quarters ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively. Net interest margin increased during the second quarter of 2017 by two basis points, primarily due to higher earning asset yields, partially offset by higher costs related to time deposits. Premium amortization in the investment securities portfolio increased by $1.4 million over the first quarter of 2017. The 14 basis point increase compared to the second quarter of 2016 was due to higher yields on investments and interest bearing deposits, partially offset by higher deposit costs.

Results for the quarter ended June 30, 2017 included a provision for credit losses of $4.4 million compared to $4.5 million in the quarter ended March 31, 2017 and $1.9 million in the quarter ended June 30, 2016.

Noninterest income was $48.9 million in the quarter ended June 30, 2017, a decrease of $0.5 million compared to noninterest income of $49.4 million in the quarter ended March 31, 2017 and an increase of $2.5 million compared to noninterest income of $46.4 million in the quarter ended June 30, 2016. The decrease in noninterest income compared to the first quarter of 2017 was primarily due to $1.7 million lower bank owned life insurance (BOLI) income, and $1.0 million lower other service charges and fees due to lower sales of insurance and investment products, partially offset by $2.4 million higher other income from partner credit card incentives and recoveries. The increase in noninterest income compared to the second quarter of 2016 was primarily due to $3.6 million higher other income, partially offset by $0.9 million lower BOLI income and $0.8 million lower other service charges and fees.

1Core net income is a non-GAAP measure. For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14 at the end of this document.

Noninterest expense was $85.2 million for the quarter ended June 30, 2017, an increase of $0.9 million from $84.3 million in the quarter ended March 31, 2017, and an increase of $6.8 million from $78.5 million in the quarter ended June 30, 2016. The increase in noninterest expense compared to the first quarter of 2017 was primarily due to $2.1 million higher contracted services and professional fees, partially offset by $0.8 million lower advertising and marketing expense, $0.4 million lower other expense and $0.3 million lower occupancy expense. The increase in contracted services and professional fees was primarily due to system upgrades and product enhancements. The increase in noninterest expense compared to the second quarter of 2016 was primarily due to a $2.5 million increase in contracted services and professional fees, a $1.9 million increase in cards rewards program expense, a $1.3 million increase in salaries and employee benefits and a $0.9 million higher regulatory assessment. Cards rewards program expense in the second quarter of 2016 included a benefit due to the change in terms related to the expiration of our debit card reward points. The increase in regulatory assessments was largely due to the increase in the regulatory assessment rate that became effective July 1, 2016.

The efficiency ratio was 47.3%, 47.2% and 47.0% for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

The effective tax rate for the second quarter of 2017 was 37.1% compared with 36.9% in the previous quarter and 36.5% percent in the same quarter last year. The increase in the effective tax rate in the second quarter of 2017 compared to the prior quarter was primarily due to the lower level of BOLI income received in the second quarter of 2017, slightly offset by a $0.75 million release of tax reserves.

Balance Sheet Highlights

Total assets were $20.4 billion at June 30, 2017, compared to $19.8 billion at March 31, 2017 and $19.1 billion at June 30, 2016.

The investment securities portfolio was $5.1 billion at June 30, 2017, compared to $5.3 billion at March 31, 2017 and $4.6 billion at June 30, 2016. The portfolio remains largely comprised of securities issued by U.S. government agencies.

Total loans and leases were $12.1 billion at June 30, 2017, an increase of $280.9 million, or 2.4%, from $11.8 billion at March 31, 2017 and up $874.7 million, or 7.8%, from $11.2 billion at June 30, 2016. The growth in loans and leases compared to March 31, 2017 was due to growth across all categories. Compared to June 30, 2016, the growth in loans and leases was due to increases across all loan categories.

Total deposits were $17.5 billion at June 30, 2017, an increase of $514.1 million, or 3.0%, compared with $16.9 billion at March 31, 2017, and an increase of $1.3 billion, or 8.3%, compared to $16.1 billion at June 30, 2016.

Asset Quality

The Company’s asset quality remained solid during the second quarter of 2017. Total non-performing assets were $8.1 million, or 0.07% of total loans and leases, at June 30, 2017, a slight increase of $0.4 million from non-performing assets of $7.7 million, or 0.07% of total loans and leases, at March 31, 2017 and down $5.4 million from non-performing assets of $13.5 million, or 0.12% of total loans and leases, at June 30, 2016.

Net charge offs for the quarter ended June 30, 2017 were $3.4 million, or 0.11% of average loans and leases on an annualized basis, compared to $4.1 million, or 0.15% of average loans and leases on an annualized basis for the quarter ended March 31, 2017 and $2.7 million, or 0.10% of average loans and leases on an annualized basis for the quarter ended June 30, 2016.

The ratio of allowance for loan and lease losses to total loans and leases was 1.13% at June 30, 2017 compared to 1.15% at March 31, 2017 and 1.22% at June 30, 2016.

Capital

Total stockholders’ equity was $2.6 billion at June 30, 2017, compared to $2.5 billion at both March 31, 2017 and June 30, 2016.

The tier 1 leverage, common equity tier 1, and total capital ratios were 8.70%, 12.73% and 13.81%, respectively, at June 30, 2017, compared with 8.52%, 12.78% and 13.87% at March 31, 2017 and 8.42%, 12.45% and 13.58% at June 30, 2016.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii.  Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services.  Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 11:00 a.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 51037675. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available approximately two hours after the conclusion of the call until 8:00 p.m. (Eastern Time) on August 6, 2017. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 51037675.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2016.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share and the related ratios described below, on an adjusted, or ‘‘core,’’ basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance.  Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets.  We compute our core return on average total assets as the ratio of core net income to average total assets.  We compute our core return on average total stockholders’ equity as the ratio of core net income to average stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most closely related GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525‑6268	(808) 525‑6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights					Table 1
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share data)	2017	2017	2016	2017	2016
Operating Results:
Net interest income	$131,254	$129,345	$120,427	$260,599	$237,739
Provision for loan and lease losses	4,400	4,500	1,900	8,900	2,600
Noninterest income	48,870	49,407	46,371	98,277	119,890
Noninterest expense	85,241	84,339	78,473	169,580	163,537
Net income	56,895	56,740	54,860	113,635	120,391
Basic earnings per share	0.41	0.41	0.39	0.81	0.86
Diluted earnings per share	0.41	0.41	0.39	0.81	0.86
Dividends declared per share	0.22	0.22	0.22	0.44	0.22
Dividend payout ratio	53.66%	53.66%	54.68%	54.32%	25.58%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$131,254	$129,345	$120,427	$260,599	$237,739
Core noninterest income	48,870	49,407	46,371	98,277	94,162
Core noninterest expense	84,784	83,955	78,473	168,739	160,990
Core net income	57,181	56,982	54,860	114,163	105,933
Core basic earnings per share	$0.41	$0.41	$0.39	$0.82	$0.76
Core diluted earnings per share	$0.41	$0.41	$0.39	$0.82	$0.76
Performance Ratio:
Net interest margin	3.02%	3.00%	2.88%	3.01%	2.82%
Core net interest margin (non-GAAP)	3.02%	3.00%	2.88%	3.01%	2.82%
Efficiency ratio	47.32%	47.18%	47.04%	47.25%	45.72%
Core efficiency ratio (non-GAAP)	47.07%	46.96%	47.04%	47.02%	48.50%
Return on average total assets	1.16%	1.16%	1.16%	1.16%	1.27%
Core return on average total assets (non-GAAP)	1.16%	1.17%	1.16%	1.17%	1.11%
Return on average tangible assets	1.22%	1.23%	1.23%	1.22%	1.34%
Core return on average tangible assets (non-GAAP)	1.23%	1.23%	1.23%	1.23%	1.18%
Return on average total stockholders' equity	9.03%	9.25%	8.86%	9.13%	9.20%
Core return on average total stockholders' equity (non-GAAP)	9.07%	9.29%	8.86%	9.18%	8.10%
Return on average tangible stockholders' equity (non-GAAP)	14.89%	15.41%	14.75%	15.14%	14.81%
Core return on average tangible stockholders’ equity (non-GAAP)	14.96%	15.48%	14.75%	15.22%	13.03%
Average Balances:
Average loans and leases	$11,903,255	$11,582,645	$11,074,430	$11,743,835	$10,951,295
Average earning assets	17,453,655	17,470,726	16,797,108	17,453,094	16,928,677
Average assets	19,692,222	19,769,508	18,950,020	19,730,651	19,120,180
Average deposits	16,782,887	16,900,354	15,895,214	16,841,296	15,920,939
Average shareholders' equity	2,528,388	2,488,519	2,491,138	2,508,564	2,630,307
Market Value Per Share:
Closing	30.62	29.92	N/A	30.62	N/A
High	31.34	34.85	N/A	35.32	N/A
Low	26.96	29.13	N/A	26.96	N/A

	As of	As of	As of	As of
	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
Balance Sheet Data:
Loans and leases	$12,062,392	$11,781,496	$11,520,378	$11,187,695
Total assets	20,373,974	19,792,785	19,661,829	19,052,593
Total deposits	17,452,262	16,938,178	16,794,532	16,122,104
Total stockholders' equity	2,552,602	2,505,994	2,476,485	2,501,008

Per Share of Common Stock:
Book value	$18.29	$17.96	$17.75	$17.93
Tangible book value	11.16	10.82	10.61	10.80

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.06%	0.06%	0.08%	0.12%
Allowance for loan and lease losses / total loans and leases	1.13%	1.15%	1.18%	1.22%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.73%	12.78%	12.75%	12.45%
Tier 1 Capital Ratio	12.73%	12.78%	12.75%	12.45%
Total Capital Ratio	13.81%	13.87%	13.85%	13.58%
Tier 1 Leverage Ratio	8.70%	8.52%	8.36%	8.42%
Total stockholders' equity to total assets	12.53%	12.66%	12.60%	13.13%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.04%	8.04%	7.93%	8.34%

Non-Financial Data:
Number of branches	62	62	62	62
Number of ATMs	312	311	311	312
Number of Full-Time Equivalent Employees	2,191	2,195	2,179	2,199

Consolidated Statements of Income	Table 2
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
Interest income
Loans and lease financing	$114,179	$109,266	$105,701	$223,445	$210,058
Available-for-sale securities	25,059	26,429	19,453	51,488	36,012
Other	781	1,226	1,907	2,007	4,803
Total interest income	140,019	136,921	127,061	276,940	250,873
Interest expense
Deposits	8,760	7,570	6,541	16,330	12,970
Short-term borrowings and long-term debt	5	6	93	11	164
Total interest expense	8,765	7,576	6,634	16,341	13,134
Net interest income	131,254	129,345	120,427	260,599	237,739
Provision for loan and lease losses	4,400	4,500	1,900	8,900	2,600
Net interest income after provision for loan and lease losses	126,854	124,845	118,527	251,699	235,139
Noninterest income
Service charges on deposit accounts	9,412	9,555	9,395	18,967	19,184
Credit and debit card fees	14,157	14,479	13,810	28,636	27,629
Other service charges and fees	8,110	9,097	8,914	17,207	18,141
Trust and investment services income	7,526	7,338	7,323	14,864	14,728
Bank-owned life insurance	2,927	4,578	3,792	7,505	6,148
Investment securities gains, net	—	—	3	—	25,731
Other	6,738	4,360	3,134	11,098	8,329
Total noninterest income	48,870	49,407	46,371	98,277	119,890
Noninterest expense
Salaries and employee benefits	43,257	43,300	41,955	86,557	86,656
Contracted services and professional fees	12,388	10,308	9,939	22,696	22,694
Occupancy	5,023	5,321	4,809	10,344	10,121
Equipment	4,527	4,197	4,116	8,724	7,943
Regulatory assessment and fees	3,750	3,774	2,846	7,524	5,323
Advertising and marketing	1,222	2,028	1,425	3,250	3,049
Card rewards program	4,618	4,511	2,729	9,129	6,231
Other	10,456	10,900	10,654	21,356	21,520
Total noninterest expense	85,241	84,339	78,473	169,580	163,537
Income before provision for income taxes	90,483	89,913	86,425	180,396	191,492
Provision for income taxes	33,588	33,173	31,565	66,761	71,101
Net income	$56,895	$56,740	$54,860	$113,635	$120,391
Basic earnings per share	$0.41	$0.41	$0.39	$0.81	$0.86
Diluted earnings per share	$0.41	$0.41	$0.39	$0.81	$0.86
Dividends declared per share	$0.22	$0.22	$0.22	$0.44	$0.22
Basic weighted-average outstanding shares	139,546,615	139,545,728	139,459,620	139,546,174	139,459,620
Diluted weighted-average outstanding shares	139,646,117	139,637,410	139,459,620	139,644,557	139,459,620

Consolidated Balance Sheets	Table 3
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2017	2017	2016	2016
Assets
Cash and due from banks	$355,752	$249,953	$253,827	$356,148
Interest-bearing deposits in other banks	872,013	527,659	798,231	975,866
Investment securities	5,126,869	5,260,262	5,077,514	4,601,267
Loans and leases	12,062,392	11,781,496	11,520,378	11,187,695
Less: allowance for loan and lease losses	136,883	135,847	135,494	136,360
Net loans and leases	11,925,509	11,645,649	11,384,884	11,051,335

Premises and equipment, net	292,959	295,608	300,788	303,715
Other real estate owned and repossessed personal property	329	329	329	205
Accrued interest receivable	39,739	39,386	41,971	35,734
Bank-owned life insurance	432,726	429,800	429,209	429,673
Goodwill	995,492	995,492	995,492	995,492
Other intangible assets	14,877	15,800	16,809	19,064
Other assets	317,709	332,847	362,775	284,094
Total assets	$20,373,974	$19,792,785	$19,661,829	$19,052,593
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$11,580,664	$10,917,631	$10,801,915	$10,620,377
Noninterest-bearing	5,871,598	6,020,547	5,992,617	5,501,727
Total deposits	17,452,262	16,938,178	16,794,532	16,122,104
Short-term borrowings	—	—	9,151	34,951
Long-term debt	41	41	41	48
Retirement benefits payable	134,400	133,819	132,904	137,982
Other liabilities	234,669	214,753	248,716	256,500
Total liabilities	17,821,372	17,286,791	17,185,344	16,551,585

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued and outstanding 139,546,615 shares as of June 30, 2017, 139,546,615 shares as of March 31, 2017, 139,530,654 shares as of December 31, 2016 and 139,459,620 shares as of June 30, 2016)	1,395	1,395	1,395	1,395
Additional paid-in capital	2,488,091	2,486,596	2,484,251	2,479,980
Retained earnings	130,767	104,695	78,850	24,860
Accumulated other comprehensive loss, net	(67,651)	(86,692)	(88,011)	(5,227)
Total stockholders' equity	2,552,602	2,505,994	2,476,485	2,501,008
Total liabilities and stockholders' equity	$20,373,974	$19,792,785	$19,661,829	$19,052,593

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$312.8	$0.8	1.00%	$640.2	$1.2	0.78%	$1,516.6	$1.9	0.51%
Available-for-Sale Investment Securities	5,208.8	25.0	1.93	5,236.6	26.4	2.05	4,206.1	19.4	1.86
Loans and Leases (1)
Commercial and industrial	3,279.2	25.7	3.15	3,233.6	24.3	3.04	3,257.4	23.7	2.93
Real estate - commercial	2,638.3	23.8	3.62	2,481.2	22.2	3.63	2,241.8	20.7	3.71
Real estate - construction	509.7	4.3	3.41	460.3	3.7	3.25	421.9	3.4	3.27
Real estate - residential	3,782.1	38.6	4.09	3,723.7	37.6	4.10	3,522.8	36.5	4.16
Consumer	1,525.8	20.6	5.40	1,513.4	20.3	5.43	1,442.0	20.0	5.58
Lease financing	168.1	1.2	2.84	170.5	1.2	2.77	188.5	1.4	2.91
Total Loans and Leases	11,903.2	114.2	3.85	11,582.7	109.3	3.83	11,074.4	105.7	3.84
Other Earning Assets	10.8	—	0.99	11.2	—	0.77	—	—	—
Total Earning Assets (2)	17,435.6	140.0	3.22	17,470.7	136.9	3.18	16,797.1	127.0	3.04
Cash and Due from Banks	319.4			324.7			303.7
Other Assets	1,937.2			1,974.1			1,849.2
Total Assets	$19,692.2			$19,769.5			$18,950.0

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,488.8	$0.7	0.07%	$4,506.4	$0.7	0.06%	$4,347.8	$0.6	0.06%
Money Market	2,618.6	0.8	0.12	2,494.3	0.6	0.09	2,281.9	0.5	0.09
Time	3,887.5	7.2	0.75	3,985.8	6.3	0.65	3,745.3	5.4	0.58
Total Interest-Bearing Deposits	10,994.9	8.7	0.32	10,986.5	7.6	0.28	10,375.0	6.5	0.25
Short-Term Borrowings	1.7	—	0.89	3.9	—	0.54	202.9	0.1	0.18
Total Interest-Bearing Liabilities	10,996.6	8.7	0.32	10,990.4	7.6	0.28	10,577.9	6.6	0.25
Net Interest Income		$131.3			$129.3			$120.4
Interest Rate Spread			2.90%			2.90%			2.79%
Net Interest Margin			3.02%			3.00%			2.88%
Noninterest-Bearing Demand Deposits	5,788.0			5,913.9			5,520.3
Other Liabilities	379.2			376.7			360.7
Stockholders' Equity	2,528.4			2,488.5			2,491.1
Total Liabilities and Stockholders' Equity	$19,692.2			$19,769.5			$18,950.0

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates						Table 5
	Six Months Ended			Six Months Ended
	June 30, 2017			June 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$475.6	$2.0	0.85%	$1,894.9	$4.8	0.51%
Available-for-Sale Investment Securities	5,222.6	51.5	1.99	4,082.5	36.0	1.77
Loans and Leases (1)
Commercial and industrial	3,256.5	50.0	3.10	3,176.5	46.7	2.95
Real estate - commercial	2,560.2	46.0	3.62	2,240.5	41.6	3.73
Real estate - construction	485.1	8.0	3.34	413.2	6.7	3.26
Real estate - residential	3,753.1	76.3	4.10	3,502.2	72.5	4.16
Consumer	1,519.7	40.8	5.42	1,428.7	39.9	5.61
Lease financing	169.3	2.3	2.80	190.2	2.7	2.92
Total Loans and Leases	11,743.9	223.4	3.84	10,951.3	210.1	3.86
Other Earning Assets	11.0	—	0.88	—	—	—
Total Earning Assets (2)	17,453.1	276.9	3.20	16,928.7	250.9	2.98
Cash and Due from Banks	322.0			301.3
Other Assets	1,955.6			1,890.2
Total Assets	$19,730.7			$19,120.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,497.5	$1.4	0.06%	$4,348.9	$1.3	0.06%
Money Market	2,556.8	1.3	0.10	2,340.5	1.1	0.09
Time	3,936.4	13.6	0.70	3,785.0	10.6	0.56
Total Interest-Bearing Deposits	10,990.7	16.3	0.30	10,474.4	13.0	0.25
Short-Term Borrowings	2.8	—	0.65	213.5	0.2	0.15
Total Interest-Bearing Liabilities	10,993.5	16.3	0.30	10,687.9	13.2	0.25
Net Interest Income		$260.6			$237.7
Interest Rate Spread			2.90%			2.73%
Net Interest Margin			3.01%			2.82%
Noninterest-Bearing Demand Deposits	5,850.6			5,446.5
Other Liabilities	378.0			355.5
Stockholders' Equity	2,508.6			2,630.3
Total Liabilities and Stockholders' Equity	$19,730.7			$19,120.2

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended June 30, 2017
	Compared to March 31, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.7)	$0.3	$(0.4)
Available-for-Sale Investment Securities	(0.2)	(1.2)	(1.4)
Loans and Leases
Commercial and industrial	0.3	1.1	1.4
Real estate - commercial	1.4	0.2	1.6
Real estate - construction	0.4	0.2	0.6
Real estate - residential	0.6	0.4	1.0
Consumer	0.2	0.1	0.3
Total Loans and Leases	2.9	2.0	4.9
Total Change in Interest Income	2.0	1.1	3.1

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.1	0.1
Money Market	—	0.2	0.2
Time	(0.2)	1.1	0.9
Total Interest-Bearing Deposits	(0.2)	1.4	1.2
Total Change in Interest Expense	(0.2)	1.4	1.2
Change in Net Interest Income	$2.2	$(0.3)	$1.9

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended June 30, 2017
	Compared to June 30, 2016
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(2.2)	$1.1	$(1.1)
Available-for-Sale Investment Securities	4.8	0.8	5.6
Loans and Leases
Commercial and industrial	0.2	1.8	2.0
Real estate - commercial	3.6	(0.5)	3.1
Real estate - construction	0.7	0.2	0.9
Real estate - residential	2.6	(0.5)	2.1
Consumer	1.2	(0.6)	0.6
Lease financing	(0.2)	—	(0.2)
Total Loans and Leases	8.1	0.4	8.5
Total Change in Interest Income	10.7	2.3	13.0

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.1	0.1
Money Market	0.1	0.2	0.3
Time	0.2	1.6	1.8
Total Interest-Bearing Deposits	0.3	1.9	2.2
Short-term Borrowings	(0.2)	0.1	(0.1)
Total Change in Interest Expense	0.1	2.0	2.1
Change in Net Interest Income	$10.6	$0.3	$10.9

Analysis of Change in Net Interest Income			Table 8
	Six Months Ended June 30, 2017
	Compared to June 30, 2016
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(4.9)	$2.1	$(2.8)
Available-for-Sale Investment Securities	10.9	4.6	15.5
Loans and Leases
Commercial and industrial	1.2	2.1	3.3
Real estate - commercial	5.8	(1.4)	4.4
Real estate - construction	1.2	0.1	1.3
Real estate - residential	5.1	(1.3)	3.8
Consumer	2.5	(1.6)	0.9
Lease financing	(0.3)	—	(0.3)
Total Loans and Leases	15.5	(2.1)	13.4
Total Change in Interest Income	21.5	4.6	26.1

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.1	0.1
Money Market	0.1	0.2	0.3
Time	0.4	2.6	3.0
Total Interest-Bearing Deposits	0.5	2.9	3.4
Short-Term Borrowings	(0.3)	0.1	(0.2)
Total Change in Interest Expense	0.2	3.0	3.2
Change in Net Interest Income	$21.3	$1.6	$22.9

Loans and Leases				Table 9
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2017	2017	2016	2016
Commercial and industrial	$3,331,092	$3,243,508	$3,239,600	$3,288,503
Real estate:
Commercial	2,545,479	2,532,253	2,343,495	2,181,732
Construction	555,794	469,741	450,012	424,743
Residential	3,921,881	3,864,509	3,796,459	3,654,525
Total real estate	7,023,154	6,866,503	6,589,966	6,261,000
Consumer	1,527,470	1,503,129	1,510,772	1,452,088
Lease financing	180,676	168,356	180,040	186,104
Total loans and leases	$12,062,392	$11,781,496	$11,520,378	$11,187,695

Deposits				Table 10
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2017	2017	2016	2016
Demand	$5,871,598	$6,020,547	$5,992,617	$5,501,727
Savings	4,568,600	4,503,663	4,609,306	4,366,333
Money Market	2,944,005	2,496,642	2,454,013	2,472,220
Time	4,068,059	3,917,326	3,738,596	3,781,824
Total Deposits	$17,452,262	$16,938,178	$16,794,532	$16,122,104

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More				Table 11
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2017	2017	2016	2016
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$2,155	$2,154	$2,730	$3,598
Real estate - construction	—	—	—	324
Lease financing	—	153	153	173
Total Commercial Loans	2,155	2,307	2,883	4,095
Residential	5,569	5,023	6,547	9,231
Total Non-Accrual Loans and Leases	7,724	7,330	9,430	13,326
Other Real Estate Owned	329	329	329	205
Total Non-Performing Assets	$8,053	$7,659	$9,759	$13,531

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$1,275	$309	$449	$—
Real estate - construction	350	—	—	—
Lease financing	—	84	83	—
Total Commercial Loans	1,625	393	532	—
Residential	1,543	1,437	866	1,334
Consumer	1,873	1,718	1,870	1,568
Total Accruing Loans and Leases Past Due 90 Days or More	$5,041	$3,548	$3,268	$2,902

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	38,886	50,758	44,496	47,955
Total Loans and Leases	$12,062,392	$11,781,496	$11,520,378	$11,187,695

Allowance for Loan and Lease Losses					Table 12
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2017	2017	2016	2017	2016
Balance at Beginning of Period	$135,847	$135,494	$137,154	$135,494	$135,484
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(75)	(855)	(52)	(930)	(138)
Lease financing	(146)	—	—	(146)	—
Total Commercial Loans	(221)	(855)	(52)	(1,076)	(138)
Residential	—	(22)	(456)	(22)	(528)
Consumer	(5,251)	(5,572)	(4,295)	(10,823)	(8,501)
Total Loans and Leases Charged-Off	(5,472)	(6,449)	(4,803)	(11,921)	(9,167)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	129	114	19	243	222
Real estate - commercial	55	77	47	132	3,246
Lease financing	—	—	1	—	1
Total Commercial Loans	184	191	67	375	3,469
Residential	150	321	460	471	766
Consumer	1,774	1,790	1,582	3,564	3,208
Total Recoveries on Loans and Leases Previously Charged-Off	2,108	2,302	2,109	4,410	7,443
Net Loans and Leases Charged-Off	(3,364)	(4,147)	(2,694)	(7,511)	(1,724)
Provision for Credit Losses	4,400	4,500	1,900	8,900	2,600
Balance at End of Period	$136,883	$135,847	$136,360	$136,883	$136,360
Average Loans and Leases Outstanding	$11,903,255	$11,582,645	$11,074,430	$11,743,835	$10,951,295
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.11%	0.15%	0.10%	0.13%	0.03%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.13%	1.15%	1.22%	1.13%	1.22%

GAAP to Non-GAAP Reconciliation					Table 13
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
Income Statement Data:
Net income	$56,895	$56,740	$54,860	$113,635	$120,391

Average total stockholders' equity	$2,528,388	$2,488,519	$2,491,138	$2,508,564	$2,630,307
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$1,532,896	$1,493,027	$1,495,646	$1,513,072	$1,634,815

Average total assets	$19,692,222	$19,769,508	$18,950,020	$19,730,651	$19,120,180
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$18,696,730	$18,774,016	$17,954,528	$18,735,159	$18,124,688

Return on average total stockholders' equity(a)	9.03%	9.25%	8.86%	9.13%	9.20%
Return on average tangible stockholders' equity (non-GAAP)(a)	14.89%	15.41%	14.75%	15.14%	14.81%

Return on average total assets(a)	1.16%	1.16%	1.16%	1.16%	1.27%
Return on average tangible assets (non-GAAP)(a)	1.22%	1.23%	1.23%	1.22%	1.34%

Average stockholders' equity to average assets	12.84%	12.59%	13.15%	12.71%	13.76%
Tangible average stockholders' equity to tangible average assets (non-GAAP)	8.20%	7.95%	8.33%	8.08%	9.02%

	As of	As of	As of	As of
	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
Balance Sheet Data:
Total stockholders' equity	$2,552,602	$2,505,994	$2,476,485	$2,501,008
Less: goodwill	995,492	995,492	995,492	995,492
Tangible stockholders' equity	$1,557,110	$1,510,502	$1,480,993	$1,505,516

Total assets	$20,373,974	$19,792,785	$19,661,829	$19,052,593
Less: goodwill	995,492	995,492	995,492	995,492
Tangible assets	$19,378,482	$18,797,293	$18,666,337	$18,057,101

Shares outstanding	139,546,615	139,546,615	139,530,654	139,459,620

Total stockholders' equity to total assets	12.53%	12.66%	12.60%	13.13%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.04%	8.04%	7.93%	8.34%

Book value per share	$18.29	$17.96	$17.75	$17.93
Tangible book value per share (non-GAAP)	$11.16	$10.82	$10.61	$10.80

(a)	Annualized for the three and six months ended June 30, 2017 and 2016 and three months ended March 31, 2017.

GAAP to Non-GAAP Reconciliation	Table 14
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
Net interest income	$131,254	$129,345	$120,427	$260,599	$237,739
Core net interest income (non-GAAP)	$131,254	$129,345	$120,427	$260,599	$237,739

Noninterest income	$48,870	$49,407	$46,371	$98,277	$119,890
Loss (gain) on sale of securities	—	—	—	—	(3,050)
Gain on sale of stock (Visa/MasterCard)	—	—	—	—	(22,678)
Core noninterest income (non-GAAP)	$48,870	$49,407	$46,371	$98,277	$94,162

Noninterest expense	$85,241	$84,339	$78,473	$169,580	$163,537
One-time items(a)	(457)	(384)	—	(841)	(2,547)
Core noninterest expense (non-GAAP)	$84,784	$83,955	$78,473	$168,739	$160,990

Net income	$56,895	$56,740	$54,860	$113,635	$120,391
Gain on sale of securities	—	—	—	—	(3,050)
Gain on sale of stock (Visa/MasterCard)	—	—	—	—	(22,678)
One-time items(a)	457	384	—	841	2,547
Tax adjustments(b)	(171)	(142)	—	(313)	8,723
Total core adjustments	286	242	—	528	(14,458)
Core net income (non-GAAP)	$57,181	$56,982	$54,860	$114,163	$105,933
Core basic earnings per share (non-GAAP)	$0.41	$0.41	$0.39	$0.82	$0.76
Core diluted earnings per share (non-GAAP)	$0.41	$0.41	$0.39	$0.82	$0.76

(a)	One-time items include initial public offering related costs.
(b)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.